UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On January 5, 2009, we issued a press release announcing that in late 2008 the Oak Ridge National Laboratory and the U.S. Department of Energy had accepted our Cray XT5 petaflops system installed at Oak Ridge National Laboratory. This acceptance is expected to contribute approximately $100 million of revenue to our fourth quarter 2008 and 2008 annual results. The press release also reported the passage of our fourth milestone under our DARPA Phase III contract in December 2008, the goodwill impairment discussed under Item 2.06 below and the repurchase of our 3.0% Convertible Senior Subordinated Notes described under Item 8.01 below.

Item 2.06	Material Impairments
On December 29, 2008, we determined that we are required to record a non—cash charge of approximately $55.4 million for impairment of our goodwill, representing all of our recorded goodwill as of November 30, 2008. Our recorded goodwill resulted from our acquisitions of the Cray Research business unit assets in 2000 and of the OctigaBay Systems Corporation in 2004.
Under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“FAS No. 142), goodwill is not amortized but is tested for impairment at least annually and more frequently if triggering events occur. We have one operating segment and reporting unit. Based on the low market price for our common stock in the fourth quarter of 2008, which resulted in a market capitalization below the value of our net assets (approximate to shareholders’ equity), we determined that an indicator of potential impairment was present and, following the two-step process prescribed in FAS No. 142, subsequently determined that the total balance of goodwill as of November 30, 2008, was impaired.
This non-cash charge will have no effect on our cash balances or cash flow from operating activities, nor any effect on ongoing operations. The charge will be recorded in our financial results for the fourth quarter of 2008 and will result in a net loss for the quarter and year. We expect to release our 2008 results in the first quarter of 2009.

Item 8.01	Other Events
On December 24, 2008, we repurchased an additional $6,000,000 in principal amount of our 3.0% Convertible Senior Subordinated Notes due 2024 (the “Notes”) at a price equal to 89% of par value plus accrued interest. The holders of the Notes have the right to put the Notes to us on December 1, 2009. After beginning the fourth quarter of 2008 with $80,000,000 of Notes outstanding, we now have an aggregate principal amount of $27,727,000 of Notes outstanding.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of Cray Inc., dated January 5, 2009, relating to the following late 2008 actions: acceptance of the Cray XT5 petaflops system by Oak Ridge National Laboratory and the U.S. Department of Energy, the passing of our fourth milestone under our DARPA Phase III contract, our non-cash goodwill impairment, and our repurchase of $6,000,000 principal amount of Notes.
The information in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
January 5, 2009

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

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